UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-16587	55-0672148
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)

300 North Main Street
Moorefield, WV 26836
(Address of principal executive offices) (Zip Code)

(304) 530-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.05. Costs Associated with Exit or Disposal Activities

On November 15, 2006, the Executive Committee of the Board of Directors of Summit Financial Group, Inc. (“Summit”) decided to either sell or terminate substantially all business activities of Summit Mortgage (a division of Summit’s wholly-owned subsidiary, Shenandoah Valley National Bank), its residential mortgage loan origination unit (previously reported as its Mortgage Banking segment). Management anticipates that Summit Mortgage’s operations will cease on or about January 31, 2007, if not sold prior to that date. The decision to exit the mortgage banking business was based on this business unit’s poor operating results and the continuing uncertainty for performance improvement. Further, Summit desires to concentrate its resources and capital on its community banking operations, which have a consistent record of exceptional growth and profitability.

Management expects the sale or termination of its mortgage banking unit and the results of its operations will be accounted for as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS144”). Management anticipates Summit will recognize a one-time after-tax charge in fourth quarter 2006 of between $750,000 and $1,250,000 ($0.10 and $0.17 per diluted share, respectively) as a component of discontinued operations to record the write down of furniture, equipment and leasehold improvements to fair value in accordance with SFAS 144 and to record certain exit costs primarily related to severance benefits and the termination of operating lease obligations in accordance with Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities.

The table below details by major type the range of estimated costs expected to be incurred in connection with this action.

	Range of Estimated Impairments and Costs (before taxes)
	Low Estimate		High Estimate
	Amount	Diluted EPS	Amount	Diluted EPS
Material Impairment:
Impairment charge to reflect furniture, equipment, and leasehold improvements at fair value	$575,000	$0.08	$625,000	$0.09
Exit Costs:
Severance benefits	-	-	450,000	0.06
Termination of operating lease obligations	575,000	0.08	850,000	0.12
Total estimated costs	$1,150,000	$0.16	$1,925,000	$0.27

Summit estimates the range of the amount of the charge that will result in future cash expenditures to be between $575,000 and $1,300,000.

Item 2.06. Material Impairments

Information required by this item is included in Item 2.05 above.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99 News Release issued on November 17, 2006 announcing Summit Financial Group, Inc. intends to sell or terminate its Mortgage Banking segment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SUMMIT FINANCIAL GROUP, INC.

Date: November 17, 2006                                       By: /s/ Julie R. Cook
                                  Julie R. Cook
                                  Vice President and
                                  Chief Accounting Officer